Exhibit 99.1

Vail Resorts Contacts:
Investor Relations: Connie Wang, InvestorRelations@vailresorts.com
Media: Sara Olson, News@vailresorts.com
Vail Resorts Announces Sue Decker Will Transition Off of Board After Eleven Years of Service
Board Is Undertaking an Active Search in its Ongoing Commitment to Board Refreshment

BROOMFIELD, Colo. - September 2, 2026 - Vail Resorts, Inc. (NYSE: MTN) announced today that Board of Directors member Sue Decker has informed the Company she will not stand for reelection at the Company's 2026 Annual Meeting of Stockholders. Ms. Decker joined the boards of Anderson Group, Inc. and Nscale, Ltd. within the last year, and made the decision to step down from the Vail Resorts Board in order to manage her total number of board commitments. Her current term will conclude on the date of the Company's 2026 Annual Meeting of Stockholders.

"On behalf of the entire Board and management team, I want to thank Sue for her service to Vail Resorts," said Rob Katz, Chairperson and Chief Executive Officer of Vail Resorts. "Her strategic insight, sound judgment, financial acumen, and deep expertise across technology, consumer insights, and corporate governance have benefitted the Company and its shareholders throughout her tenure. As we embark on the next chapter of growth through our Epic Experience strategy, we will use this opportunity to continue enhancing our Board with experience and perspective to help guide the Company into the future.”

“It has been a privilege and a pleasure to serve on the Vail Resorts Board for the past eleven years,” said Ms. Decker. I am very proud of what the Company has accomplished during that time and of the role Vail Resorts has played in transforming the guest experience and shaping the future of the snowsports industry. I have tremendous respect for Rob, the management team and my fellow directors, and I look forward to watching the Company continue to build on that foundation.”

In connection with Ms. Decker’s decision, the Board approved a reduction in the size of the Board to nine members, effective as of the 2026 Annual Meeting of Stockholders.

The Nominating & Governance Committee of the Board is currently conducting a search for an additional independent director with the assistance of a leading independent executive search firm. The Board currently expects to complete that process and a corresponding increase in the size of the Board to ten members in early 2027. In July, the Company announced the appointment of Bill Hornbuckle, Chief Executive Officer and President of MGM Resorts International, to the Board and in 2024 the Company added Reggie Chambers and Iris Knobloch as Board Members.

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun and Crans-Montana Mountain Resort in Switzerland; and Perisher, Hotham, and Falls Creek in Australia – all available on the company's industry-changing Epic Pass. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.

Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of federal securities laws, including the statements regarding our expected growth through our Epic Experience strategy; and the anticipated search for, and timing and impacts of, an additional independent director. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, risks related to a prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries and our business and results of operations; unfavorable weather conditions or the impact of natural disasters or other unexpected events; the willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or public health emergencies, and the cost and availability of travel options and changing consumer preferences or discretionary spending habits; the seasonality of our business combined with adverse events that may occur during our peak operating periods; and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking statements.